Office Depot Information

Welcome to the Option Exchange website of Office Depot, Inc. (the "Company").

The Company is conducting a one-time **voluntary** opportunity to surrender eligible outstanding stock options with exercise prices significantly higher than the current market price of the Company's common stock in exchange for fewer new stock options with a lower exercise price (the "Exchange Offer"). On May 10, 2010, the Company distributed to you materials indicating your eligibility to participate in the Exchange Offer (the "Exchange Offer Materials").

The terms of the Exchange Offer are contained in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options ("Offer to Exchange") included in the Exchange Offer Materials sent to you on May 10, 2010. The Offer to Exchange includes important information regarding the Company's Exchange Offer. In the event of any inconsistency between the information on this website and the Offer to Exchange, the Offer to Exchange will govern.

As outlined in the Offer to Exchange, if you have 1,000 or fewer eligible options you are eligible to participate in the Exchange Offer; however, instead of receiving new stock options, you are eligible to receive cash in exchange for your eligible options (the "Cash Program"). Otherwise, you are eligible to participate in the Exchange Offer and are eligible to receive fewer new stock options with a lower exercise price in exchange for your eligible options (the "Option Program"). You can find information related to the program you qualify for in the personalized communication included in the Exchange Offer Materials sent to you on May 10, 2010 along with instructions on how to make your elections on your Election Form, Election Modification Form, and Election Withdrawal Form, as applicable.

Final Exchange Ratios:

Below are the applicable links announcing the final exchange ratios and calculations regarding the Exchange Offer. You can use the final exchange ratios to calculate the number of shares that would be subject to each new option grant compared to the number of shares subject to your eligible option grant based on the final exchange ratios. If you hold 1,000 or fewer eligible options and are eligible to receive a cash payment instead of new options, you can use the final exchange ratios to calculate the cash payment that you would be eligible to receive based on the final exchange ratios.

Cash Program
Option Program

on the final exchange ratios. If you hold 1,000 or fewer eligible options and are eligible to receive a cash payment instead of new options, you can use the final exchange ratios to calculate the cash payment that you would be eligible to receive based on the final exchange ratios.

Cash Program
Option Program
Exchange Offer document, including tax schedules

Questions:

If you have any questions about the Exchange Offer, please review the Exchange Offer Materials or contact the Company's Employee Services team during normal hours of operation (i.e., 8:00 a.m. to 5:30 p.m. Eastern Time, Monday through Friday) at 1-888-954-4636, option #3 or internationally at 1-561-438-3604.

Important Legal Information:

This communication is being made in respect to the Exchange Offer. In connection with the Exchange Offer, Office Depot, Inc. has filed with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on Schedule TO, which includes the Offer to Exchange and other exhibits. Before making any decision whether to exchange your eligible options, you are urged to read the Schedule TO (including the Offer to Exchange and other exhibits) carefully because it contains important information about the Exchange Offer. You may also obtain a free copy of the Offer to Exchange, as well as other filings containing information about the Company without charge, at the SEC's website (http://www.sec.gov). Copies of the Offer to Exchange and the filings with the SEC that are incorporated by reference in the Schedule TO can also be obtained, without charge, by directing a request to Office Depot, Inc., 6600 N. Military Trail Boca Raton, Florida 33496, or by telephone at 1-561-438-4800.

Participating in the Exchange Offer involves risks. Some of these risks are described in the Offer to Exchange. We recommend that you consider these risks as well as information concerning the risk factors included in the Company's most recent Form 10-K filed February 23, 2010.

Although the Company's Board of Directors has approved the Exchange Offer, neither the Company nor our Board of Directors makes any recommendation to you as to whether you should tender your eligible options. Similarly, neither the Company nor its Board of Directors makes any prediction about the price of the Company's common stock.

Neither participation in the Exchange Offer nor the Offer to Exchange should be construed to confer upon you the right to remain an employee of the Company or one of its subsidiaries. The terms of your employment with the Company remain unchanged.

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Office Depot Information

Cash Program

On Saturday, June 5, 2010, the final exchange ratio and cash value per option will be posted below for each eligible outstanding stock option grant.

Final Exchange Ratios and Cash Values Per Option

In order to identify the final exchange ratio and cash value per option for your eligible outstanding stock option grant(s), locate the grant date(s) and the grant price(s) below that correspond with those shown in your individual Employee Election Form included in the Exchange Offer Materials.

Grant Date	Grant Price	Final Exchange Ratio	Final Cash Value Per Option
08/20/2001	$13.0450	[##]	[##]
10/01/2001	$13.7500	[##]	[##]
10/08/2001	$13.7900	[##]	[##]
10/15/2001	$15.0050	[##]	[##]
10/22/2001	$14.4850	[##]	[##]
10/29/2001	$14.5500	[##]	[##]
11/05/2001	$14.5250	[##]	[##]
12/03/2001	$16.0550	[##]	[##]
12/10/2001	$16.7150	[##]	[##]
01/02/2002	$17.8750	[##]	[##]
01/07/2002	$17.8450	[##]	[##]
02/04/2002	$16.0650	[##]	[##]
02/19/2002	$18.6850	[##]	[##]
02/14/2003	$11.4850	[##]	[##]
[illegible]	[illegible]	[illegible]	[illegible]

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02/04/2002	$16.0650	[##]	[##]
02/19/2002	$18.6850	[##]	[##]
02/14/2003	$11.4850	[##]	[##]
02/18/2004	$16.4476	[##]	[##]
02/18/2004	$17.5450	[##]	[##]
12/31/2004	$17.3450	[##]	[##]
02/11/2005	$17.4457	[##]	[##]
02/11/2005	$18.0850	[##]	[##]
10/19/2005	$25.8600	[##]	[##]
10/31/2005	$27.1050	[##]	[##]
12/19/2005	$29.8050	[##]	[##]
01/09/2006	$31.5200	[##]	[##]
02/14/2006	$33.0650	[##]	[##]
04/24/2006	$37.8600	[##]	[##]
07/26/2006	$37.9500	[##]	[##]
08/07/2006	$38.1000	[##]	[##]
08/09/2006	$36.6950	[##]	[##]
08/14/2006	$36.6850	[##]	[##]
08/21/2006	$38.7500	[##]	[##]
09/05/2006	$37.5300	[##]	[##]
11/06/2006	$41.2450	[##]	[##]
02/28/2007	$33.6050	[##]	[##]
03/05/2007	$33.3150	[##]	[##]
03/07/2007	$34.5550	[##]	[##]
03/13/2007	$34.8200	[##]	[##]
03/19/2007	$34.7650	[##]	[##]
04/04/2007	$35.0400	[##]	[##]
04/23/2007	$36.3200	[##]	[##]
05/07/2007	$34.8200	[##]	[##]
07/16/2007	$29.6800	[##]	[##]
08/06/2007	$23.7600	[##]	[##]
10/08/2007	$21.8600	[##]	[##]
12/03/2007	$16.5500	[##]	[##]
03/05/2008	$11.2700	[##]	[##]
03/26/2008	$11.8200	[##]	[##]
03/31/2008	$11.0500	[##]	[##]
05/20/2008	$13.5100	[##]	[##]

Calculating Your Final Exchange

05/20/2008	$13.5100	[##]	[##]

Calculating Your Final Exchange

How to calculate your final total cash value:

For each eligible outstanding grant you elected to exchange:

1. Identify the applicable final exchange ratio and final cash value per option based on grant date and grant price in the chart above.
2. Divide the number of eligible outstanding options in such grant by the final exchange ratio to determine the number of new options you would have otherwise been eligible to receive under the Exchange.
3. Round the number of new options down to the nearest number of full shares (e.g. if the result is 666.66, your number of new options would be 666).
4. Multiply the number of new options by the final cash value per option. The product will be the total cash value you will receive for exchanging such eligible outstanding grant.

If you have more than one eligible outstanding grant that you elected to exchange, repeat items 1-4 for each of your eligible outstanding grants you elected to exchange. The sum of this calculation for all of your eligible outstanding grants you elected to exchange will equal the total cash value you will receive from the Exchange.

Example:

You received 1,000 eligible options with a grant date of February 28, 2007 and a grant price of $33.6050 and all options are still outstanding. Assume your final exchange ratio was 1.5 and your final cash value per option was $3.50. Your final total cash value for this grant would be determined as follows:

1,000 outstanding options divided by the 1.5 final exchange ratio = 666 new options (rounded down)

666 new options multiplied by the $3.50 cash value per option = $2,331

Your total cash value for this grant would be $2,331.

Worksheet For Each Eligible Grant You Elect To Exchange:

My final exchange ratio: ____________

My final cash value per option: ____________

My number of outstanding options: ____________

________	/	________	=	________	x	________	=	________
Number of outstanding options		Final Exchange Ratio		Number of new options (rounded down)		Final Cash Value per option		Total Cash Value

Office Depot Information

Options Program

On Saturday, June 5, 2010, the final exchange ratio will be posted below for each eligible outstanding stock option grant.

Final Exchange Ratios

In order to identify the final exchange ratio for your eligible outstanding stock option grant(s), locate the grant date(s) and the grant price(s) shown below that correspond with those shown in your individual Employee Election Form included in the Exchange Offer Materials.

Grant Date	Grant Price	Final Exchange Ratio
08/20/2001	$13.0450	[##]
10/01/2001	$13.7500	[##]
10/08/2001	$13.7900	[##]
10/15/2001	$15.0050	[##]
10/22/2001	$14.4850	[##]
10/29/2001	$14.5500	[##]
11/05/2001	$14.5250	[##]
12/03/2001	$16.0550	[##]
12/10/2001	$16.7150	[##]
01/02/2002	$17.8750	[##]
01/07/2002	$17.8450	[##]
02/04/2002	$16.0650	[##]

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12/10/2001	$16.7150	[##]
01/02/2002	$17.8750	[##]
01/07/2002	$17.8450	[##]
02/04/2002	$16.0650	[##]
02/19/2002	$18.6850	[##]
02/14/2003	$11.4850	[##]
02/18/2004	$16.4476	[##]
02/18/2004	$17.5450	[##]
12/31/2004	$17.3450	[##]
02/11/2005	$17.4457	[##]
02/11/2005	$18.0850	[##]
10/19/2005	$25.8600	[##]
10/31/2005	$27.1050	[##]
12/19/2005	$29.8050	[##]
01/09/2006	$31.5200	[##]
02/14/2006	$33.0650	[##]
04/24/2006	$37.8600	[##]
07/26/2006	$37.9500	[##]
08/07/2006	$38.1000	[##]
08/09/2006	$36.6950	[##]
08/14/2006	$36.6850	[##]
08/21/2006	$38.7500	[##]
09/05/2006	$37.5300	[##]
11/06/2006	$41.2450	[##]
02/28/2007	$33.6050	[##]
03/05/2007	$33.3150	[##]
03/07/2007	$34.5550	[##]
03/13/2007	$34.8200	[##]
03/19/2007	$34.7650	[##]
04/04/2007	$35.0400	[##]
04/23/2007	$36.3200	[##]
05/07/2007	$34.8200	[##]
07/16/2007	$29.6800	[##]
08/06/2007	$23.7600	[##]
10/08/2007	$21.8600	[##]
12/03/2007	$16.5500	[##]
03/05/2008	$11.2700	[##]

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05/20/2008	$13.5100	[##]

Calculating Your Final Exchange

How to calculate your final number of new options:

For each eligible outstanding grant you elected to exchange:

1. Identify the applicable final exchange ratio based on grant date and grant price in the chart above.
2. Divide the number of eligible outstanding options in such grant by the final exchange ratio to determine the number of new options you are eligible to receive under the Exchange.
3. Round the number of new options down to the nearest number of full shares (e.g. if the result is 666.66, your number of new options would be 666).

If you have more than one eligible outstanding grant that you elected to exchange, repeat items 1-3 for each of your eligible outstanding grants you elected to exchange. The sum of this calculation for all of your eligible outstanding grants you elected to exchange will equal the total number of new options you will receive from the Exchange.

The grant price of your new options will be based on the final closing price of the Company's common stock on the date of the grant.

Example:

You received 1,000 eligible options with a grant date of February 28, 2007 and a grant price of $33.6050 and all options are still outstanding. Assume your final exchange ratio was 1.5. Your final number of new options for this grant would be determined as follows:

1,000 outstanding options divided by the 1.5 final exchange ratio = 666 new options (rounded down)

Worksheet For Each Eligible Grant You Elect To Exchange:

My final exchange ratio: ____________

My number of outstanding options: ____________

____________	/	____________	=	____________
Number of outstanding options		Final Exchange Ratio		Number of new options (rounded down)